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                                                                    Exhibit 99.1

                                      THIRD
                                  AMENDMENT TO
                                       TO
                                RIGHTS AGREEMENT

         THIS THIRD AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is made this 5th day of September, 2003 by Nanophase Technologies Corporation (the "Company") and LaSalle National Association (as successor in interest to LaSalle National Bank), as Rights Agent (the "Rights Agent") under that certain Rights Agreement dated October 28, 1998 as amended August 1, 2001 and May 22, 2002 (as amended, the "Rights Agreement") between the Company and the Rights Agent. This Amendment only amends certain portions of the Rights Agreement and is effective as 12:00 p.m. (Eastern Time), September 5, 2003. All provisions of the Rights Agreement which are not amended by this Amendment shall remain in full force and effect.

         1. Section 1(a) of the Rights Agreement is hereby amended by deleting the word "25%" in each place that it appears in such section and replacing it with the word "35%". In addition, any corresponding reference to a term defined in such Section 1(a) shall be similarly amended. It is the intent of the Company and the Rights Agent that the 25% ownership threshold referenced in such Section 1(a) be increased to 35%. Accordingly, any provision of the Rights Agreement inconsistent with such purpose is hereby also amended.

         2. Except as specifically set forth herein, all other terms and conditions as set forth in the Rights Agreement shall remain in full force and effect, and are not otherwise amended, altered, modified, or revised.

         3. This document may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

Nanophase Technologies Corporation       LaSalle National Association as Rights
                                         Agent

By:  /s/ Jess Jankowski                  By:   /s/ Joseph E. Pellicore
     --------------------------------          ---------------------------------
     Jess Jankowski, Secretary           Name: Joseph E. Pellicore
                                         Its:  Assistant Vice President